Press Release

Acucela Announces Termination of Emixustat Agreement and OPA-6566 Agreement with Otsuka Pharmaceutical, and Postponement of Annual Shareholder Meeting
SEATTLE (June 13, 2016) — Acucela Inc. (Tokyo: 4589) (the “Company”), a clinical-stage ophthalmology company that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases, announced today that the Company received a written termination notice (the “Notice”) from Otsuka Pharmaceutical Co., Ltd. (“Otsuka Pharmaceutical”) for the co-development and commercialization agreement between the Company and Otsuka Pharmaceutical relating to the Company’s product candidate emixustat hydrochloride (“emixustat”) (the “Emixustat Agreement”) and the development and collaboration agreement between the Company and Otsuka Pharmaceutical relating to Otsuka Pharmaceutical’s product candidate OPA-6566 (the “OPA-6566 Agreement”).
Receipt of this Notice will impact the Company’s preparation of its proxy materials for its annual meeting of shareholders and, therefore, the Company has decided to postpone its annual meeting of shareholders, previously scheduled for August 2, 2016, to a later date that has yet to be determined. A new record date will also be determined.
Otsuka Pharmaceutical and the Company entered into the Emixustat Agreement in September 2008. In May 2016, the Company announced that the Phase 2b/3 clinical trial (S.E.A.T.T.L.E. study) for the treatment of geographic atrophy (GA) secondary to dry age-related macular degeneration (AMD) did not meet its primary endpoint. The Notice was received by the Company on June 13, 2016 and the termination of the Emixustat Agreement will be effective fourteen days from the date of the Notice. The Company will discontinue further analysis of the clinical data from the S.E.A.T.T.L.E. study pertaining to GA secondary to dry AMD, which study was conducted in collaboration with Otsuka Pharmaceutical.
The Company will continue its ongoing research to explore the benefits of emixustat for the treatment of retinal diseases. Currently, there is an ongoing Phase 2 trial of emixustat addressing proliferative diabetic retinopathy and the Company plans to initiate a clinical trial evaluating emixustat in patients with Stargardt disease by the end of 2016.
Otsuka Pharmaceutical and the Company entered into the OPA-6566 Agreement in September 2010. In 2012, the Company conducted a Phase 1/2 clinical trial in patients with glaucoma and had been evaluating potential next steps for the program. The OPA-6566 Agreement will also be terminated upon this Notice, and the termination will be effective fourteen days from the date of the Notice.
In connection with the postponement of the Company’s annual meeting of shareholders, the Company is also delaying its previously announced redomicile transaction, whereby the Company would effect a merger transaction with its wholly-owned Japanese subsidiary, effectively changing the jurisdiction of incorporation of the corporate parent from Washington to Japan. Among other requirements, the proposed redomicile transaction requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock.
The Company will announce a new record date and the schedule for its annual meeting of shareholders and the anticipated completion date of the proposed redomicile transaction as soon as practicable following a determination by the Company’s Board of Directors.
The Company will also disclose updates to its FYE2016 forecasted financials as soon as practicable.

About Acucela Inc.
Acucela Inc. (http://www.acucela.com/ or http://www.acucela.jp) is a clinical-stage ophthalmology company that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases affecting millions of people worldwide. The Company’s pipeline includes drug candidates and therapeutics for the treatment of retinitis pigmentosa, proliferative diabetic retinopathy, Stargardt disease and cataracts.
Cautionary Statements
This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s plans to discontinue further geographic atrophy-related analysis of clinical data; the Company’s intention to reschedule its annual meeting of shareholders and pursue the redomicile transaction; the Company’s intention to update its forecasted financials; the ability of the Company to consummate the redomicile transaction; the ability of the Company to meet the conditions to closing of the redomicile transaction; expectations regarding corporate development activities and the ultimate success of the enterprise; the Company’s development plans and ability to successfully commercialize its product candidates; the timing of and results from the Company’s ongoing clinical trials and pre-clinical development activities; the potential efficacy, future development plans and commercial potential of the Company’s product candidates and the progress and potential of ongoing development programs. Such forward-looking statements typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although the Company believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. For example, (1) the Company may be unable to obtain the shareholder approval required for the redomicile transaction; (2) the Company may abandon the redomicile transaction; (3) conditions to the closing of the redomicile transaction may not be satisfied; (4) problems may arise in connection with the relocation of the Company’s headquarters to Japan, which may result in less effective or efficient operations; (5) the redomicile transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (6) the Company’s business may suffer as a result of uncertainty surrounding the redomicile transaction; (7) the Company may not realize the anticipated benefits of the redomicile transaction; (8) the redomicile transaction may negatively impact the Company’s relationships, including with employees, suppliers, collaborators, competitors and investors; (9) the redomicile transaction may result in negative publicity affecting the Company’s business and the price of the Company’s common stock; (10) the redomicile transaction may have negative tax consequences to the Company and holders of the Company’s common stock; (11) the Company may be adversely affected by other economic, business, and/or competitive factors; (12) the Company’s investigational product candidates may not demonstrate the expected safety and efficacy; (13) the Company’s pre-clinical development efforts may not yield additional product candidates; (14) any of the Company’s product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; and (15) new developments in the intensely competitive ophthalmic pharmaceutical market may require changes in the Company’s clinical trial plans or limit the potential benefits of its investigational product candidates, as well as the other risks identified in the Company’s filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of the Company described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by the Company from time to time with the SEC, as well as the risks and uncertainties described in the “Risk Factors” section of the Registration Statement on Form S-4 (File No. 333-210469) (the “Form S-4”) filed by Acucela Japan KK with the SEC on March 30, 2016 in connection with the redomicile transaction. The Form S-4 has not yet become effective. All forward-looking statements included in this document are based upon information available to the Company on the date hereof, and the Company does not assume any obligation to update or revise any such forward-looking statements.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents we have filed with the SEC for more complete information about the Company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at ir.acucela.com.
Additional Information and Where to Find it
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The redomicile transaction will be submitted to the shareholders of the Company for their consideration. Acucela Japan KK filed the Form S-4 with the SEC on March 30, 2016 that includes a preliminary prospectus of Acucela Japan KK and a preliminary proxy statement of the Company, and each of Acucela Japan KK and the Company also plans to file other relevant documents with the SEC regarding the redomicile transaction. A definitive proxy statement/prospectus will be mailed to the shareholders of the Company once the Form S-4 has been declared effective by the SEC. INVESTORS AND SECURITY HOLDERS OF ACUCELA INC. ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY AS WELL AS ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACUCELA JAPAN KK, ACUCELA INC. AND THE REDOMICILE TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when available) filed and to be filed with the SEC from the SEC’s web site at www.sec.gov or at the Company’s web site at ir.acucela.com. Investors and security holders may also read and copy any reports, statements and other information filed by Acucela Inc. or Acucela Japan KK, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Investors and security holders may also obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, WA 98101, telephone (206) 805-8300.
Participants in the Merger Solicitation

Acucela Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed redomicile transaction. Information about these persons is set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 11, 2016, and is included in the Form S-4 and in any documents subsequently filed by its directors and officers under the Securities Exchange Act of 1934, as amended. These documents can be obtained free of charge from the sources indicated above. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different from those of the Company’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed inversion to be filed with the SEC when they become available.

“Acucela” and the Acucela logo are registered trademarks or trademarks of Acucela Inc. in various jurisdictions.

Media Contact

U.S. Contact: John Gebhart Phone: +1 (206) 805-8300 Email: pr@acucela.com Japan Contact: Michael Hasegawa Phone: +81-3-5789-5872 Email: pr@acucela.com
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